UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State of other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

  490 Villaume Avenue, South St. Paul, MN    55075

(Address of Principal Executive Offices)         (Zip Code)

 (Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective January 2, 2007, James P. Santelli will resign as the Company’s Chief Financial Officer and Senior Vice President. Mr. Santelli will continue his employment with the Company until January 31, 2007 when he will retire, in order to effect a smooth transition to the new Chief Financial Officer. Mr. Santelli’s retirement and resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company will pay Mr. Santelli a retirement package which includes payment of an amount equal to the sum of 13 months of his current base salary plus 100% of the larger of either his 2005 or 2006 bonus.

(c)           Effective January 2, 2007, Thomas J. Hoyer (“Hoyer”) will be appointed as the Company’s Chief Financial Officer, Vice President and Treasurer. In connection with such appointment, Hoyer and the Company entered into a Compensation and Change of Control Agreement on December 18, 2006.

Under this agreement, Hoyer will receive an annual base salary of $265,000; a targeted annual bonus of 60% of annual base salary based upon plan metrics, the Company’s performance and individual contribution (which bonus will be capped at 120% of the annual base salary); and a ten-year option to purchase 250,000 shares of common stock. The option will vest ratably over a five-year period and have a strike price equal to the market closing price as of January 2, 2007. Hoyer will also be entitled to participate in any of the Company’s benefit plans or programs as are from time to time available to officers of the Company. The agreement also provides that Hoyer will receive a change of control payment if a change of control, as defined in the agreement, occurs and Hoyer’s employment is terminated within 3 months of such event (regardless if voluntary resignation or involuntary termination). The change of control payment equals the sum of 200% of the base salary then in effect plus 200% of the larger of either Hoyer’s target bonus or average annual bonus for the prior three years. In addition, all unvested stock options will immediately vest in full.

Hoyer (44) has an extensive background in building and leading financial and accounting organizations. Previously, Hoyer served as the Executive Vice President and Chief Financial Officer of NationsRent Companies, Inc., a construction equipment distribution and services company from June 2003 to September 2006. From 2002 to 2003, Hoyer was Vice President of Corporate Finance at MWH Global, Inc., a privately-held environmental consulting/engineering/construction company. He served as Chief Financial Officer of GlobEquip LLC in 2001. From January 1998 to January 2001, Hoyer served as Assistant Treasurer at Fluor Corporation. Hoyer earned a Bachelor’s degree and a Master’s Degree in Business Administration from Clemson University.

The foregoing description of the Compensation and Change of Control Agreement does not purport to be complete and is qualified in its entirety by the agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The Company issued a press release on December 20, 2006 announcing the resignation and retirement of Mr. Santelli, the appointment of Hoyer and the compensation agreement with Hoyer. The press release is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits

(c)                                                                                  Exhibits

10.1                                                   Compensation and Change of Control Agreement between Digital Angel Corporation and Thomas J. Hoyer dated December 18, 2006

99.1                                                   Press release issued by Digital Angel Corporation on December 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2006

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Senior Vice President and Chief Financial Officer